Calculation of Filing Fee Tables
S-4
Eagle Nuclear Energy Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	New Eagle Common Stock	Other	7,613,429	$ 12.38	$ 94,254,251.02	0.0001531	$ 14,430.33
Fees to be Paid	2	Equity	New Eagle Common Stock	Other	23,250,000		$ 775.00	0.0001531	$ 0.12
Fees to be Paid	3	Equity	New Eagle Warrants	Other	20,000,000		$ 0.00	0.0001531	$ 0.00
Fees to be Paid	4	Equity	New Eagle Shares of Common Stock issuable upon exercise of New Eagle Warrants	Other	20,000,000	$ 12.66	$ 253,200,000.00	0.0001531	$ 38,764.92
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 347,455,026.02		$ 53,195.37
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 53,195.37
Offering Note
[1]	Note 1.a. All securities being registered will be issued by Eagle Nuclear Energy Corp. ("New Eagle"), in connection with the transactions, including the mergers, described in the proxy statement/prospectus (the "Proxy Statement") included in the registration statement to which this calculation of filing fee table is attached as Exhibit 107 (collectively, the "Transaction"). Note 1.b. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions. Note 1.c. Represents the number of shares of common stock, par value $0.0001 per share, of New Eagle (the "New Eagle Common Stock") issuable upon completion of the Transaction, as described in the Proxy Statement, in exchange for: (a) up to 2,213,429 Class A ordinary shares, par value $0.0001 per share ("SVII Class A Ordinary Shares"), of Spring Valley Acquisition Corp. II ("SVII") that were registered pursuant to the Registration Statement on Form S-l (File No. 333-253156) and issued by SVII as a part of units (the "SVII Units") in its initial public offering (the "IPO"), (b) an aggregate of 3,099,999 SVII Class A Ordinary Shares held by Spring Valley Acquisition Sponsor II, LLC (the "Sponsor") and SVII's independent directors (including 691,666 SVII Class A Ordinary Shares to be transferred by the Sponsor to certain NRA Investors (as defined in the Proxy Statement)), (c) 1 Class B ordinary share, par value $0.0001 per share, of SVII (such share, together with the SVII Class A Ordinary Shares, the "SVII Ordinary Shares") held by the Sponsor, and (d) 2,300,000 SVII Class A Ordinary Shares underlying the rights to receive SVII Class A Ordinary Shares, which rights were issued as a part of the SVII Units in the IPO. As a result of the Transaction, each SVII Ordinary Share will be exchanged for one share of New Eagle Common Stock. Note 1.d. Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the SVII Class A Ordinary Shares on the Nasdaq Global Market on September 23, 2025. This calculation is in accordance with Rule 457(f)(1) and Rule 457(c) of the Securities Act.

[2]	See Offering Note 1.a. and 1.b. Note 2.a. Represents the number of shares of New Eagle Common Stock issuable upon completion of the Transaction, as described in the Proxy Statement, to stockholders of Eagle Energy Metals Corp. ("Eagle"), in exchange for shares of common stock, par value $0.0001 per share, of Eagle, including up to 1,500,000 earnout shares. Note 2.b. Pursuant to Rule 457(f)(2) under the Securities Act, Eagle is a private company, no market exists for its securities, and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value per share ($0.0001) of the Eagle securities expected to be exchanged in connection with the Transaction.

[3]	See Offering Note 1.a. and 1.b. Note 3.a. Represents warrants to acquire shares of New Eagle Common Stock ("New Eagle Warrants"), with a per share exercise price of $11.50, issuable in exchange for (a) 11,500,000 public warrants to purchase SVII Class A Ordinary Shares, which warrants were issued as a part of the SVII Units in the IPO, (b) 7,000,000 private placement warrants to purchase SVII Class A Ordinary Shares, which warrants were issued to the Sponsor in a private placement in connection with the IPO, and (c) 1,500,000 private placement warrants in respect of the conversion of certain loans from the Sponsor to SVII. Note 3.b. No registration fee is required pursuant to Rule 457(g) under the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the New Eagle Warrants has been allocated to the shares of New Eagle Common Stock issuable upon exercise of the New Eagle Warrants and included in the registration fee paid in respect of such shares of New Eagle Common Stock.

[4]	See Offering Note 1.a. and 1.b. Note 4.a. Represents 20,000,000 shares of New Eagle Common Stock, issuable upon exercise by holders of New Eagle Warrants following the completion of the Transaction. Note 4.b. Calculated in accordance with Rules 457(c), Rule 457(f)(1) and Rule 457(i) under the Securities Act and solely for the purpose of calculating the registration fee. The calculation is based on the sum of (i) the average of the high and low prices of the SVII Warrants on the Nasdaq Global Market on September 23, 2025 and (ii) the exercise price of $11.50 per share. Consistent with the guidance provided in Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee attributable to the New Eagle Warrants has been allocated to the New Eagle Common Stock issuable upon exercise of the New Eagle Warrants and included in the registration fee paid in respect of such shares of New Eagle Common Stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A